SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 22, 2007
Date of Report (Date of Earliest Event Reported)

FIRST POTOMAC REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-31824	37-1470730

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7600 Wisconsin Avenue Bethesda, Maryland 20814 (Address of Principal Executive Offices) (Zip Code)

(301) 986-9200 (Registrant’s Telephone Number, Including Area Code)

N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Change to Non-Employee Trustee Compensation

On May 22, 2007, the Board of Trustees (the “Board”) of First Potomac Realty Trust (the “Company”) unanimously approved a change to the annual compensation paid to non-employee members of the Board, effective June 1, 2007, based upon the joint recommendation of the Nominating & Governance Committee and the Compensation Committee of the Board.

Each non-employee trustee will receive an annual cash fee of $16,000 and an annual grant of 1,500 restricted common shares of the Company. The common shares will be issued on the date of the annual meeting of shareholders and vest on the one-year anniversary of the date of issuance. The Lead Independent Trustee will receive an additional annual cash fee of $30,000 and the chairman of the Audit Committee will receive an additional annual cash fee of $15,000 Each of the chairmen of the Compensation, Nominating & Governance and Finance and Investment Committees will receive an additional annual cash fee of $10,000. All cash fees will be paid in quarterly installments.

Each non-employee trustee who is a member of the Audit Committee will receive an additional annual cash fee of $10,000, and each non-employee trustee who is a member of the Compensation, Nominating & Governance or Finance and Investment Committees will receive an additional annual cash fee of $5,000 for each committee on which he or she serves. All cash fees will be paid in quarterly installments.

On May 22, 2007, our Board approved 2007 awards of restricted stock for each of the Company’s non-employee trustees. Each of the non-employee trustees was awarded 1,500 restricted common shares, all of which will vest on May 22, 2008.

The form of restricted share award agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. Each restricted common share award agreement entered into by trustees is substantially similar to the form of restricted common share award agreement filed as Exhibit 10.1.

Approval of Amendment No. 2 to 2003 Equity Compensation Plan

On May 22, 2007, the Company adopted Amendment No. 2 to the Company’s 2003 Equity Compensation Plan. At the Company’s Annual Meeting of Shareholders, 74% of the Company’s issued and outstanding Common Shares of record on March 12, 2007, or 84% of the votes cast, voted in favor of the adoption of Amendment No. 2 to the Company’s 2003 Equity Compensation Plan. The form of Amendment No. 2 was previously filed as Exhibit A to Company’s Definitive Proxy Statement filed on Form 14A and is incorporated by reference herein as Exhibit 10.2.

Item 8.01. Other Events.

Election of Trustees

The Company’s Annual Meeting of Shareholders was held at its corporate headquarters in Bethesda, Maryland on Tuesday, May 22, 2007. Eighty-eight percent of the Company’s issued and outstanding Common Shares of record on March 12, 2007, were present either in person or by proxy. The following persons received the affirmative vote of a plurality of the votes cast at the meeting and were duly elected as trustees of the Company until the 2008 Annual Meeting of Shareholders or until their successors are duly elected and qualified: Robert H. Arnold, Richard B. Chess, Douglas J. Donatelli, Louis T. Donatelli, J. Roderick Heller, III, R. Michael McCullough, Alan G. Merten and Terry L. Stevens.

Election of Chairman

On May 22, 2007, the Board unanimously elected Douglas J. Donatelli as Chairman of the Board of Trustees.

Appointment of Lead Independent Trustee and Committee Members

On May 22, 2007, the Board re-appointed J. Roderick Heller, III as Lead Independent Trustee and appointed the following trustees to its committees:

Audit Committee: Mr. Stevens (chair), Messrs. Chess and McCullough.
Compensation Committee: Mr. McCullough (chair), Mr. Chess and Dr. Merten.
Nominating & Governance Committee: Dr. Merten (chair), Messrs. Arnold and Heller.
Finance and Investment Committee: Mr. Arnold (chair), Messrs. Chess, L. Donatelli and Stevens.

Item 9.01. Financial Statements and Exhibits.

               (d)  Exhibits.

10.1	Form of Restricted Common Share Award for Trustees.

10.2	Amendment No. 2 to the Company’s 2003 Equity Compensation Plan (incorporated by reference to Exhibit A to the Company’s definitive proxy statement on Schedule 14A filed on April 11, 2007).

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST POTOMAC REALTY TRUST

May 29, 2007	/s/ Joel F. Bonder Joel F. Bonder Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

10.1	Form of Restricted Common Share Award for Trustees.

10.2	Amendment No. 2 to the Company’s 2003 Equity Compensation Plan (incorporated by reference to Exhibit A to the Company’s definitive proxy statement on Schedule 14A filed on April 11, 2007).